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                                                                    EXHIBIT 99.1
Tuesday March 14, 9:02 am Eastern Time

Company Press Release

SOURCE: Data Critical Corporation

Data Critical Corp. Acquires Elixis, Inc., Merging Technologies to Create Wireless Internet-Based Clinical Tools for Physicians

BOTHELL, Wash., March 14 /PRNewswire/ -- Data Critical Corporation (Nasdaq: DCCA
- news) announced it has agreed to buy privately held Elixis Inc., a leading provider of Internet-healthcare tools that fully leverage the Internet's potential to improve the delivery and content of healthcare information and communication. Terms of the agreement have not been disclosed.

Elixis offers Web-based products, WebCoder and CodeChecker, that help access patient information and automate tasks such as coding, prescription writing and referral letters. Through its distribution partnerships with leading healthcare companies, such as Baxter Healthcare Corporation and Boston Scientific, Elixis offers tailored solutions for physicians in specialized practices. Elixis also has strategic alliances with drugstore.com, CVS.com, Physicians Online, HealthStream and MD Consult. The company has more than 800 users across the country, including prestigious institutions such as the University of Washington Medical Center, and the University of Pennsylvania Health System.

"Elixis' technologies are complementary to those we acquired through Physix, Inc., in December," said Jeffrey S. Brown, president and chief executive officer of Data Critical Corporation. "By combining the wireless handheld technology we gained through Physix with the Internet technology of Elixis, we can accelerate the creation of a wireless, Internet-based clinical information environment that doctors will use every day," said Brown.

Brown said the acquisition comes at a time when doctors are under pressure to reduce costs and improve patient care. In December, a report issued by the Institute of Medicine (IOM) of the National Academies showed that patient care errors often occur when caregivers do not have complete medical information. "Our vision is to give doctors and other healthcare professionals a practical, cost-effective solution to reduce errors and improve patient safety," he said.

As part of the acquisition, Elixis' Seattle-based employees will be integrated into a subsidiary of Data Critical. Mitchell Gold, M.D., president and CEO of Elixis, will become vice president of business development of the subsidiary. "These two Seattle-based companies share a similar vision and work culture," said Gold. "We look forward to a seamless integration of our operations, and to becoming a very powerful combined entity."

Elixis was advised during the transaction by Chase Hambrecht & Quist and AG Edwards.

Data Critical Corporation designs, manufactures, markets, installs and supports communication and information systems, using wireless Internet technology and proprietary software to allow access to health information, including patient vital signs
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and other diagnostic data. Data Critical has strategic partnerships with Agilent
Technologies (formerly a division of Hewlett Packard), GE Marquette, Siemens Medical Systems, Protocol Systems, Nellcor Puritan Bennett (Mallinckrodt), Medical Data Electronics (a subsidiary of Thermo Electron), Datascope and Zymed. Additional information concerning Data Critical is available at www.datacritical.com.

Except for the historical information presented, the matters discussed in this press release are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Such risks and uncertainties include the effect of the Elixis acquisition on Data Critical's business; industry adoption of Data Critical's systems; lack of profitability; dependence on strategic partners; increasing expenses relating to marketing, development and operations; and other risks described in Data Critical's periodic filings with the SEC, including its registration statement on Form S-1 that was declared effective on November 8, 1999. Copies of Data Critical's public disclosure filings with the SEC are available from its investor relations department.

SOURCE: Data Critical Corporation